EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-65133) pertaining to the IVAX Corporation Employee Savings Plan (Puerto Rico) of our report dated June 17, 2004, with respect to the financial statements and schedule of the IVAX Corporation Employee Savings Plan (Puerto Rico) included in this Annual Report (Form 11-K) for the year ended December 31, 2003.

/s/ Ernst & Young LLP

Certified Public Accountants

Miami, Florida,

June 23, 2004.